Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex Completes Acquisition of Endace

COSTA MESA, Calif., April 1, 2013 – Emulex Corporation (NYSE:ELX) ), the leader in network connectivity, monitoring and management, today announced the completion of its acquisition of Endace Limited. Emulex acquired control of Endace, and beneficial ownership of 89 percent of the shares of Endace, on February 26, 2013. Emulex has now completed the acquisition of beneficial ownership of 99.9 percent of the shares of Endace, and the process for the compulsory acquisition of the remaining Endace shares by Emulex pursuant to the New Zealand Takeovers Code has commenced.

“I’m pleased to report progress during the last month in combining Endace into the Emulex organization, and now obtaining complete ownership,” said Jim McCluney, chief executive officer (CEO) of Emulex. “The reactions we have received from customers and employees have reinforced our conclusions that Emulex and Endace make a great combination. Together, we are creating a new class of end-to-end network convergence and visibility solutions that will enable optimal delivery of applications for the enterprise, mobile applications and the Cloud.”

The receiving agent has reported that 212 acceptances have been received for a total of 15,199,588 shares, which is 99.9 percent of the 15,220,068 shares of Endace outstanding. The receiving agent reported that there are 18 non-acceptors who hold a total of 20,480 shares, which is 0.1 percent of the 15,220,068 shares of Endace outstanding.

The 99.9 percent of shares received by March 28, 2013 have been purchased at the offer price of GBP 5.00 per share, for a total of GBP 75,997,940, which is equal to USD 119,783,303 at the reference exchange rate. The reference exchange rate of 0.6345 GBP

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per 1 USD is based on the actual rates obtained by Emulex for the currency conversion. The Endace employee stock options were purchased for GBP 4,555,929 which is equal to USD 7,180,777 at the reference exchange rate. The remaining 0.1 percent of the Endace shares will result in an additional payment of GBP 102,400, which is equal to USD 161,397 at the reference exchange rate.

Emulex is issuing a notice to the remaining Endace shareholders that the El Dorado Research Ventures Limited (EDRVL) subsidiary of Emulex in New Zealand has obtained acceptances exceeding 90% of the shares of Endace and therefore, pursuant to Rule 51 of the New Zealand Takeovers Code, that EDRVL has become a dominant owner of voting rights in Endace. Emulex is also issuing a notice to the remaining Endace shareholders that EDRVL is exercising its compulsory acquisition rights under Part 7 of the New Zealand Takeovers Code and pursuant to Rule 52 of the New Zealand Takeovers Code; and accordingly EDRVL has the right to acquire all of the remaining Endace shares and will pay GBP 5.00 per Endace share within seven days after receipt of a transfer form for such shares.

To learn more about Emulex, please visit: http://www.emulex.com

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About Emulex

Emulex, the leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit www.Emulex.com.

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Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights, risk of monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract

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and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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